 Exhibit 99.1

PRESS RELEASE

Reckson Associates Realty Corp.	SL Green Realty Corp.
625 Reckson Plaza	420 Lexington Avenue
Uniondale, NY 11556	New York, NY 10170
(516) 506-6000 (Phone)	(212) 594-2700 (Phone)
(516) 506-6800 (Facsimile)	(212) 216-1785 (Facsimile)
Contact: Susan McGuire	Contact: Heidi Gillette

SL Green and Reckson Announce Expected Closing Date for Merger

     (MANHATTAN, NEW YORK and UNIONDALE, NEW YORK, January 11, 2007) – SL Green Realty Corp. (NYSE: SLG) and Reckson Associates Realty Corp. (NYSE: RA) today announced that they currently expect to close their previously announced merger on or about January 25, 2007.

     The closing of the merger remains subject to the terms and conditions of the previously announced merger agreement.

Important Information and Where to Find It

Reckson and SL Green have filed a definitive proxy statement/prospectus as part of a registration statement regarding the proposed transaction with the Securities and Exchange Commission (SEC) on October 19, 2006. Investors and security holders are urged to read the proxy statement/prospectus because it contains important information about SL Green and Reckson and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by SL Green and Reckson with the SEC at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from SL Green or Reckson by directing such request to: SL Green, 420 Lexington Avenue, New York, NY 10170, Attention: Investor Relations, or Reckson, 625 Reckson Plaza, Uniondale, NY 11556, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material before making any voting or investment decisions with respect to the merger.

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